Calculation of Filing Fee Tables
S-8
Imunon, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	1,000,000	$ 2.01	$ 2,010,000.00	0.0001381	$ 277.58
Total Offering Amounts:						$ 2,010,000.00		$ 277.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 277.58
Offering Note
[1]	Note 1 - Amount Registered: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") also covers (i) such additional number of shares of common stock, par value $0.01 per share, of Imunon, Inc. ("Common Stock") issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement. Note 2 - Amount Registered: Represents shares of Common Stock reserved for issuance under the Imunon, Inc. 2018 Stock Incentive Plan as amended as of June 16, 2026. Note 3 - Fee Calculation Rule/Proposed Maximum Offering Price Per Unit: Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock as reported on The Nasdaq Stock Market LLC on June 11, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources